Exhibit 10.9

Mr. Steven Pietkiewicz

VIA EMAIL

Re:     Severance Agreement and Release

Dear Steve:

This letter summarizes the terms of your retirement from employment with Analog Devices, Inc. (the “Company”). The purpose of this letter (also referred to as the “Agreement”), and the supplemental release attached as Schedule A, is to outline your retirement arrangement and to release the Company from all legally waivable claims. The retirement terms set out in Sections 1 and 2 of this Agreement are contingent on the Company receiving approval of those terms from the Compensation Committee of the Board of Directors at its February 16, 2021 meeting.

By signing this Agreement, you will be giving up valuable legal rights. For this reason, it is very important that you carefully review and understand the Agreement before signing it. The deadline for accepting this Agreement is twenty-one (21) days from the date of receipt. The Company encourages you to consult with a lawyer or other trusted advisor, before signing the document.

Subject to approval of the Compensation Committee of the Board of Directors at the meeting scheduled to take place on February 16, 2021 meeting, the terms of your retirement are as follows:

1.    Employment Status and Final Payments:
(a)    Your retirement from employment with the Company will be effective as of October 17, 2021 (the “Retirement Date”). Starting on January 31, 2021, and ending on the Retirement Date, you will serve as an advisor to Senior Vice President Martin Cotter. During the period between January 31, 2021 and the Retirement Date you will continue to receive your base pay, and participate in benefit plans, in the same manner and, as to the benefit plans, subject to the same terms and conditions, as prior to January 31, 2021.
(b)    Your resignation from your current role and membership on the Chief Executive Officer’s staff will be effective on January 31, 2021. The Compensation Committee will accept your resignation as a Section 16 Officer at its meeting scheduled for February 16, 2021.
(c)    You will receive a payment on the Retirement Date for all earned salary or wages and for all accrued but unused vacation time and any full sabbatical that you were granted and have not used.

(d)    If you are a participant in the Sales Compensation Plan, you will receive compensation plan payments (which include the Profit Component) up to the last fully completed quarter worked based on your eligible earnings as of the Retirement Date. The payments, if any, will be paid when due to you in compliance with the terms of the Sales Compensation Plan.
(e)    Any outstanding stock options, RSUs, RSAs or other equity awards that you have been granted and currently hold will be governed by and subject to the terms of the applicable plan and your specific grant documents.
(f)    Deferred compensation will be distributed to you in accordance with the terms of the Amended and Restated Deferred Compensation Plan and consistent with the election you made at the time you became eligible to participate in the Plan. In compliance with the tax laws, your deferred compensation distributions will be delayed until six (6) months after your Retirement Date.

(g)    You have (i) received all compensation due you as a result of services performed for the Company; (ii) reported to the Company any and all work-related injuries or occupational disease incurred by you during your employment; (iii) been properly provided by the Company any leave requested under the FMLA or similar state local laws and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv) had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other released person or entity; and (v) reported any pending judicial or administrative complaints, claims, or actions against the Company or any other released person or entity. You further acknowledge that you do not have a pending claim of unlawful discrimination; harassment; sexual harassment, abuse, assault, or other criminal conduct; or retaliation.
2.    Consideration: You agree and acknowledge that you are receiving bargained for consideration in exchange for the terms of this Agreement, including but not limited to the Release, Confidentiality and Continuing Post-Employment Obligations provisions set forth herein. In exchange for, and in consideration of, your full execution of this Agreement within 21 days and the Supplemental Release of Legal Claims attached as Schedule A on or after your Retirement Date, and after the seven (7)-day revocation period set forth in both Agreements has expired without being exercised, the Company agrees as follows:
(a)    Severance Pay: The Company will provide you with severance pay equivalent to Forty-Nine (49) weeks (“the Severance Period”) of base salary, which is equal to Four Hundred Twenty-Four Thousand & Thirty-Eight Dollars ($424,038.00) (“Severance Pay”). Severance Pay will be paid in a lump sum, less customary payroll deductions, taxes and withholdings. The lump sum will be paid to you within thirty (30) days of the effective date of the Supplemental Release of Legal Claims attached as Schedule A. The term “effective date” is as defined in Section 4 of the Supplemental Release of Legal Claims.
i.    The Severance Pay in Section 2(a) and medical insurance subsidies outlined in Section 2(c) below are intended as retirement benefits. If during the Severance Period you accept a job with another employer, begin an engagement as an independent contractor or otherwise become self-employed, such conduct is inconsistent with retirement, and, as a result, the benefits outlined in Section 2(c) below will cease as of the date you commence new employment or you start your new engagement or other business venture. It is also agreed that such conduct constitutes a material breach of this Agreement for which the Company can pursue damages in a breach of contract action. For this reason, you are obligated to provide the Company with notice (using the contact information provided in Section 10 below) no less than one (1) week prior to the start of any of the foregoing. This notice must include the name and location of the new employer, the business retaining you as an independent contractor or your new business venture, as applicable, and the date the forgoing employment or engagement is scheduled to begin or, as applicable, the date on which the new business venture is scheduled to launch. Notwithstanding the foregoing, the Company agrees that pursuing baking and/or music businesses in some form of self-employment is consistent with retirement and the benefits outlined in Section 2(c) will not cease if you do so. Moreover, the Company agrees that continuing your current role as a member of the Board of Directors of United Silicon Carbide, Inc., and as a member of the Strategic Advisory Board at Actnano Corp., and joining the Board of Directors of non-competitive businesses, is not inconsistent with retirement and therefore will not result in the cessation of the benefits outlined in Section 2(c). Nevertheless, when engaging in the foregoing, you must provide the Company with notice as outlined in this Section 2(a)(i). Failure to provide the requisite notice in any of the circumstances set forth in this Section 2(a)(i) will constitute a material breach of this Agreement and will also result in the immediate cessation of the medical insurance benefits outlined in Section 2(c) below. If payment of the medical insurance benefits cease pursuant to the terms of this Section 2(a)(i), you will nonetheless remain bound by the release of legal claims and other obligations as set out in Sections 3, 5, 6 and 8 of this Agreement as well as the release of legal claims set out in the Supplemental Release of Legal Claims.
ii.    You may not apply for employment with the Company until six (6) months after the Severance Period expires. Likewise, you may not provide services as a contractor to the Company until six (6) months after the Severance Period expires.
iii.    Limited exceptions to the restrictions in Section 2(a)(ii) above may be permitted only with written approval from the Chief People Officer, the Chief Financial Officer and the applicable Senior Vice President.
(b)    Bonus: You will remain eligible for Q1 and Q2 quarterly bonus payments under the 2021 Executive Performance Incentive Plan (the “2021 Bonus Plan”) based on your eligible earnings. Despite not working on a full-time basis after January 31, 2021, and despite the fact that the 2021 Bonus Plan is tied to performance and does not guarantee payment, the Company is guaranteeing payment of your Q1 bonus and Q2 bonus based on your eligible earnings subject to the corporate bonus payout factor in the same manner as employees on the 2021 Executive Performance Incentive Plan. These bonuses will be paid when due to you in compliance with the terms of the 2021 Executive Performance Incentive Plan. For avoidance of doubt, you will not be eligible for, and you will not be paid, a bonus for Q3 and Q4 of 2021.
(c)    Benefits: If you elect COBRA following the Retirement Date, you and your dependents will remain eligible to participate in the following group benefit plans if enrolled in these plans prior to the Retirement Date: (i) medical, dental and/or vision plans (subject to the

COBRA notice that you will receive by separate communication) and (ii) the Work/Life Program (only if enrolled in the medical plan or medical credit option as of the Retirement Date), for a maximum of eighteen (18) months. During the Severance Period, the Company will continue to pay the same percentage of the monthly premiums as it does for all active employees in the same plans. You will be billed directly from Alight Solutions for your portion of the premiums. Failure to pay your portion of the monthly premium in a timely fashion will result in the cancellation of insurance coverage.
i.    After the Severance Period expires, and through the remaining balance of the eighteen (18) month COBRA period, you will be responsible for paying the full cost of the insurance premiums at the COBRA rate of 102% of the active rate. After COBRA coverages end, you must purchase medical insurance on the open market if you want continued coverage until you become eligible for Medicare. The Company will contribute a cash contribution on your behalf, equivalent to the Company’s subsidy for active employees, to a Health Reimbursement Account (“HRA”) to help offset the costs of the foregoing medical insurance after the Severance Period expires until you turn 65 and are eligible for Medicare.
ii.    You will be provided with Schedule B, which is a letter from the Company further detailing the benefits that you will be eligible to receive if you sign this Agreement and those that you will no longer be eligible to receive.
(d)    Payments: The payments and/or income set forth in this Section 2 will be subject to all applicable federal, state and/or local withholding and/or payroll taxes.
3.    Release: This section of the Agreement is a release of legal claims. Please carefully review this section with your attorney, or other trusted advisor, and do not sign this document unless you understand what this section says.
(a)    In exchange for the amounts and benefits described in Sections 2(a), (b) & (c), which are in addition to anything of value to which you are entitled to receive, you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally release and discharge the Company Releasees from any and all legally waivable claims that you have against the Company Releasees. Other than as permitted in Section 3(e) below, this means that by signing this Agreement, you are agreeing not to bring a legal action against the Company Releasees for any type of waivable claim arising from conduct that occurred any time in the past and up to and through the date you sign this document. Company Releasees is defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities.
(b)    This release includes, but is not limited to, any waivable claims you have against the Company Releasees that arise from any federal, state or local law, statute, executive order, code, regulation, ordinance or constitution dealing with either employment, employment benefits, or employment discrimination. By way of example, this release includes claims against the Company Releasees under the laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex harassment, sexual orientation, gender identity, national origin, ancestry, genetic carrier status, handicap or disability, veteran status, any military service or application for military service, or any other category protected under federal, state or local law. This release also includes any claim you may have against the Company Releasees for breach of contract, whether oral or written, express or implied; any tort claims (such as wrongful discharge, tortious interference with advantageous relationships, emotional distress and defamation); any claims for equity or employee benefits of any other kind; or any other legally waivable statutory and/or common law claims.
(c)    For avoidance of doubt, by signing this Agreement, you agree not to bring any waivable claims against the Company Releasees under the following nonexclusive list of discrimination and employment statutes: The Age Discrimination in Employment Act (ADEA), The Older Workers Benefit Protection Act (OWBPA), The Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, The Rehabilitation Act of 1973, The Fair Credit Reporting Act (FCRA), The Fair Labor Standards Act (FLSA), The Americans With Disabilities Act, The ADA Amendments Act, The Equal Pay Act, The Lilly Ledbetter Fair Pay Act, the Family and Medical Leave Act, The Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act (ERISA), The Genetic Information Nondiscrimination Act, the National Labor Relations Act (NLRA), The Arizona Civil Rights Act, The Arizona Equal Pay Act, The Arizona Medical Marijuana Act, The Arizona Employment Protection Act, The California Labor Relations Act, The California Fair Employment and Housing Act, The California Family Rights Act, The California Retaliation Against Family Members Act, The California Equal Pay Act, The California Whistleblower Protection Act, The California Workplace Religious Freedoms Act, The California Sick Leave Act, The California Constitution, The California Labor Code, The California Civil Code, the Colorado Anti-Discrimination Act, The Colorado Civil Rights Act, The Colorado Family Care Act, The Florida Constitution, The Florida Civil Rights Act of 1992, The Florida Equal Pay Law, The Florida Private Whistleblower Act, The Florida Wage Discrimination Based On Sex Law, The Florida Workers’ Compensation Retaliation Statute, The Miami-Dade County Family Medical Leave Ordinance, The Illinois Human Rights Act, The Illinois Equal Pay Act, The Illinois Victims’ Economic Security and Safety Act, The Illinois Personnel Records Review Act, The Illinois Genetic Information Privacy Act, The Illinois Religious Freedom Restoration Act, The Illinois Employee Sick Leave Act, The Illinois Constitution, The City of Chicago Paid Sick Leave Ordinance, The Cook County Earned Sick Leave Ordinance, The Indiana Civil Rights Law, The Indiana Age Discrimination Act, The Indiana Employment Discrimination Against Disabled Persons Act, The Massachusetts Fair Employment Practices Law (Mass. Gen. Law Ch. 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, The Massachusetts Payment of Wages Act, The Massachusetts Sick Leave Act, The Massachusetts Privacy Statute and/or the Massachusetts Civil Rights Act, The Maryland Fair Employment Practices Act, The Elliott-Larsen Civil Rights Act, The Michigan Persons With Disabilities Civil Rights Act, The Polygraph Protection Act of 1981, The Michigan Whistleblower's Protection Act, The Michigan Internet Privacy Protection Act, The Michigan Occupational Safety and Health Act, The Bullard-Plawecki Right to Know Act, The Minnesota Human Rights Act, The Minnesota Whistleblower Act, The New Hampshire Law Against Discrimination, The New Jersey Conscientious Employee Protection Act, The New Jersey Family Leave Act, The New Jersey Civil Rights Act, The New Jersey Law Against Discrimination, The New Mexico Human Rights Act, The North Carolina Equal Employment Practices Act, The North Carolina Persons with Disabilities Act, The North Carolina Retaliatory Employment Discrimination Act, The

Oregon Revised Statutes chapter 659A, The Oregon Family Medical Leave Act, The Oregon Military Family Leave Act, The Pennsylvania Human Relations Act, The Pennsylvania Whistleblower Act, The Pittsburgh Fair Employment Practices Ordinance, The Pittsburgh Paid Sick Days Act, The Philadelphia Fair Employment Practices Ordinance, The Philadelphia Domestic Violence Leave Act, The Philadelphia Pregnancy Discrimination Act, The Philadelphia Paid Sick Leave Law, The Philadelphia Breast Milk Expression Ordinance, Chapters 21 and 451 of the Texas Labor Code, The Utah Anti-Discrimination Act of 1965, The Vermont Fair Employment Practices Act, The Vermont Parental and Family Leave Act, The Washington Law Against Discrimination (RCW 49.60), The Washington Prohibited Employment Practices Law (RCW 49.44), the anti-retaliation provisions of the Washington Industrial Insurance Act (RCW 51.48) and Washington Industrial Safety and Health Act (RCW 49.17), The Washington Whistleblower Act (RCW 42.40), The Washington Industrial Welfare Act (RCW 49.12), The Washington Agricultural Labor Law (RCW 49.30), The Washington Veterans Employment and Reemployment Act (RCW 73.16), The Washington Military Family Leave Act (RCW 49.77), The Washington Domestic Violence Leave Law (RCW 49.76), The Washington Family Care Act and Parental Leave Law (RCW 49.12), The Washington Little Norris-LaGuardia Act (RCW 49.32), The Washington Fair Credit Reporting Act (RCW 19.182), and The Washington Electronic Privacy Act (RCW 9.73), all as amended, as well as any other federal, state and local discrimination and employment statutes that apply to you.
California Employees: You are releasing all rights under section 1542 of the California Civil Code, which provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
(d)    You release the Company Releasees from any and all wage and hour related claims to the maximum extent permitted by federal and state law. This release of legal claims includes but is not limited to claims under the Fair Labor Standards Act, The Arizona Minimum Wage Act, The Arizona Fair Wages and Healthy Families Act, The Florida Minimum Wage Act and any other Florida wage payment laws, The Indiana Wage Payment Act and The Indiana Wage Claims Act, The Massachusetts Payment of Wages Act, The Massachusetts Overtime regulations, The Massachusetts meal break regulations, The Maryland Wage and Hour Law, The Maryland Wage Payment and Collection Law, The Michigan Wage Payment Act (MCL Section 408.471), The Minnesota laws governing wages, including, without implication of limitation, Minn. Stat. Ch. 181, The New Hampshire laws governing wages, including, without implication of limitation, N.H. R.S.A. § 275:1 et seq. and N.H. R.S.A. § 279:1 et seq., The New Jersey State Wage and Hour Law and The New Jersey State Wage Payment Law, The New Mexico laws governing wages, including, without implication of limitation, NMSA 1978, Sections 50-4-1 through 50-4-34, The Oregon Wage and Hour Laws (ORS Chapters 652 and 653), The Texas Payday Law, Utah Code Ann. §§34-28-2 et seq., The Vermont wage and hour laws, including without limitation, 21 V.S.A. §§ 341, et seq. and §§ 381, et seq., The Washington Minimum Wage Act (RCW 49.46), The Washington Hours of Labor Law (RCW 49.28), and Washington’s statutes related to wages (including RCW 49.48 and RCW 49.52), and any other claims under any other federal or state law for unpaid or delayed payment of wages, overtime, vacation pay, bonuses, commissions, incentive payments or severance, missed or interrupted meal periods, as well as interest, attorneys’ fees, costs, expenses, liquidated damages, treble damages or damages of any kind related to a wage and hour related claim, to the maximum extent permitted by law.
(e)    Nothing in this Section 3 or elsewhere in this Agreement (including but not limited to, the accord & satisfaction, confidentiality, non-disparagement, and return of property provisions) (i) prevents you from filing a claim under the workers compensation or unemployment compensation statutes; (ii) limits or affects your right to challenge the validity of this Agreement under the ADEA or the Older Worker Benefits Protection Act; or (iii) prevents you from filing a charge or complaint or from reporting any allegations of unlawful employment practices or criminal conduct with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety & Health Commission, the Securities and Exchange Commission, any other federal, state or local agency (in Illinois, this includes the IDHR) charged with the enforcement of any laws, including providing documents or other information to such agencies; (iv) prevents you from exercising your rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees; or (v) prevents you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practice regarding the Company, its agents, or employees, when you have been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or state legislature; although, by signing this Agreement you are waiving your right to recover any individual relief (including any back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive an award from a government agency (and not the Company) for information provided to the government agency.
4.    Accord and Satisfaction: The amounts set forth above in Sections 1 and 2 will be complete and unconditional payment, accord and/or satisfaction with respect to all obligations and liabilities of the Company Releasees to you, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, commissions, equity, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorneys’ fees, or other costs or sums.
5.    Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967: Since you are 40 years of age or older, you are being informed that you have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) and, if you are employed in Illinois, the Illinois Human Rights Act (“IHRA”), and you agree that:
(a)    in consideration for the amounts and benefits described in Section 2 of this Agreement, which you are not otherwise entitled to receive, you specifically and voluntarily waive such rights and/or claims under the ADEA, and for Illinois employees, under the IHRA, you might have against the Company Releasees to the extent such rights and/or claims arose on or prior to the date this Agreement was executed;

(b)    you understand that rights or claims under the ADEA (and for Illinois employees, the IHRA) which may arise after the date this Agreement is executed are not waived by you;
(c)    you are advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of your choice or any other person of your choosing prior to executing this Agreement; and
(d)    you have carefully read and fully understand all of the provisions of this Agreement, and you knowingly and voluntarily agree to all of the terms set forth in this Agreement.
6.    Period for Review and Consideration of Agreement:
(a)    You acknowledge that you were informed and understand that you have twenty-one (21) days to review this Agreement and consider its terms before signing it (the “Review Period”).
(b)    The Review Period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.
7.    Return of Company Property; Reaffirmation of Post-Employment Obligations: You agree that on or before the Retirement Date you will return all Company owned equipment, materials, confidential information, and any other property. You signed an agreement as a condition of your initial hire by the Company containing confidentiality and assignment of invention obligations that may be labeled either as the “Employment Agreement”, “Employee Confidentiality and Developments Agreement”, or “Proprietary Information Agreement”. You agree to abide by the agreement that you signed and further agree that you will not use or disclose the Company’s confidential or proprietary information after the Termination Date. For avoidance of doubt, and as set forth in Section 3(e) above, nothing in this Agreement, your “Employment Agreement”, “Employee Confidentiality and Developments Agreement”, or “Proprietary Information Agreement” prohibits you from reporting possible violations of state or federal law or regulation to any government agency or entity, or making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You are not required to notify the Company that you have made any such reports or disclosures.
Other than as permitted in Section 3(e), you agree that if the Company determines that you have misappropriated confidential or proprietary information, it is a material breach of this Agreement and the Company has the right to demand you return all or a portion of the Severance Pay amount and cease paying you any and all severance-related benefits, but that, nonetheless, you will remain bound by the release provisions set out in Sections 3, 4, 5, and 8 of this Agreement.
8.    Future Conduct:
(a)    Non-disparagement: Other than as permitted in Section 3(e), you agree not to make disparaging, critical, or otherwise detrimental comments to any person or entity concerning the products, services, or programs provided by the Company or under development by the Company at the time of your departure. Notwithstanding the foregoing, nothing in this Section shall in any way restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Further, nothing in this Agreement, shall have the purpose or effect of requiring you to conceal the details relating to any unlawful employment practice, including a claim of discrimination, harassment, or retaliation, provided that you shall not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information. You agree that the requirements and obligations in this Section serve the mutual interests of both you and the Company in ensuring an amicable separation between the Parties.
(b)    Confidentiality of this Agreement: In exchange for the valuable consideration described above in Section 2, you agree as follows: other than as permitted in Section 3(e), you will not disclose, divulge or publish, directly or indirectly, any information regarding the financial terms of this Agreement to any person or organization other than (i) your immediate family, (ii) your accountants or attorneys when such disclosure is necessary for the accountants or attorneys to render professional services, (iii) the taxing authorities, (iv) the state unemployment compensation agency; or (v) when otherwise compelled by law. Your entering into this confidentiality provision is a material inducement to the Company to enter into this Agreement. You agree that it is your preference and is in the mutual interest of both you and the Company that the amount of severance pay and benefits agreed to in this Agreement remain confidential.
9.    Representations:
(a)    This Agreement and the attached Schedules set forth the complete and sole agreement between the parties regarding the subject matter addressed in this document and supersede any and all other agreements or understandings whether oral or written, regarding the subject matter addressed in this document, except the “Employment Agreement,” “Employee Confidentiality and Developments Agreement”, “Proprietary Information Agreement”, and any stock award agreements between you and the Company, each of which will remain in full force and effect in accordance with their respective terms. This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of either the Company’s Chief People Officer or the Company’s General Counsel and you.
(b)    If any provision of this Agreement is held invalid, void or voidable as against public policy or otherwise, the invalidity will not affect other provisions which may be given effect without the invalid provision. To this extent, the provisions of this Agreement are declared to be severable. The language of all parts of this Agreement will in all cases be construed according to its fair meaning and not strictly for or against either of the parties.
(c)    This Agreement and any claims arising out of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other shall be commenced and maintained in state or federal court located in California, and you hereby submit to the jurisdiction and venue of any such court.
(d)    You may not assign any of your rights or delegate any of your duties under this Agreement. The rights and obligations of the Company will inure to the benefit of the Company’s successors and assigns.
10.    Effective Date:
You may revoke this Agreement for a period of seven (7) days after signing it. The Agreement will become effective after the 7-day revocation period expires without being exercised. In order to revoke the Agreement, you must submit a written notice of revocation to Margaret Seif (Margaret.Seif@analog.com). This written notice may be sent by mail, email, overnight mail or hand-delivery but must be received by Ms. Seif no later than the close of business on the seventh (7th) day.
If this letter correctly states the agreement and understanding we have reached, please indicate your acceptance of this Agreement by signing and returning to me before the expiration of the twenty-one (21) day deadline. This Agreement will be dated as of the date of your execution of this Agreement and will become effective upon the later of the following: (i) the 7-day revocation period following your execution of this Agreement or (ii) the 7-day revocation period following the approval by the Compensation Committee of the Board of Directors at its February 16, 2021 meeting.
Very truly yours,

Analog Devices, Inc.

By:	/s/ Margaret Seif	Title:	Chief People Officer & Chief Legal Officer
Margaret Seif

I REPRESENT THAT I HAVE READ THIS AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF THE AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE AGREEMENT.

Accepted and Agreed to:

/s/ Steven Pietkiewicz
Steven Pietkiewicz

February 15, 2021
Date Signed

SCHEDULE A

SUPPLEMENTAL RELEASE OF LEGAL CLAIMS
DO NOT SIGN THIS DOCUMENT PRIOR TO YOUR RETIREMENT DATE

1.    Release and Waiver:
(a)    Notwithstanding the provisions of Section 1542 of the Civil Code of California, and in exchange for the Severance Pay and benefits as described in Sections 2(a) – 2(c) of the Severance Agreement and Release (“Agreement”), you and any person acting by, through, under or on your behalf, release, waive, and forever discharge Analog Devices, Inc. (the “Company”), and/or any of its and their parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities, from any federal, state or local law, regulation, ordinance or constitution dealing with either employment, employment benefits or employment discrimination. By way of example, this release includes claims under the following nonexclusive list of discrimination and employment statutes: The Age Discrimination in Employment Act (ADEA), The Older Workers Benefit Protection Act (OWBPA), The Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, The Rehabilitation Act of 1973, The Fair Credit Reporting Act (FCRA), The Fair Labor Standards Act (FLSA), The Americans With Disabilities Act, The ADA Amendments Act, The Equal Pay Act, The Lilly Ledbetter Fair Pay Act, the Family and Medical Leave Act, The Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act (ERISA), The Genetic Information Nondiscrimination Act, the National Labor Relations Act (NLRA), The Arizona Civil Rights Act, The Arizona Equal Pay Act, The Arizona Medical Marijuana Act, The Arizona Employment Protection Act, The California Labor Relations Act, The California Fair Employment and Housing Act, The California Family Rights Act, The California Retaliation Against Family Members Act, The California Equal Pay Act, The California Whistleblower Protection Act, The California Workplace Religious Freedoms Act, The California Sick Leave Act, The California Constitution, The California Labor Code, The California Civil Code, the Colorado Anti-Discrimination Act, The Colorado Civil Rights Act, The Colorado Family Care Act, The Florida Constitution, The Florida Civil Rights Act of 1992, The Florida Equal Pay Law, The Florida Private Whistleblower Act, The Florida Wage Discrimination Based On Sex Law, The Florida Workers’ Compensation Retaliation Statute, The Miami-Dade County Family Medical Leave Ordinance, The Illinois Human Rights Act, The Illinois Equal Pay Act, The Illinois Victims’ Economic Security and Safety Act, The Illinois Personnel Records Review Act, The Illinois Genetic Information Privacy Act, The Illinois Religious Freedom Restoration Act, The Illinois Employee Sick Leave Act, The Illinois Constitution, The City of Chicago Paid Sick Leave Ordinance, The Cook County Earned Sick Leave Ordinance, The Indiana Civil Rights Law, The Indiana Age Discrimination Act, The Indiana Employment Discrimination Against Disabled Persons Act, The Massachusetts Fair Employment Practices Law (Mass. Gen. Law Ch. 151B), The Massachusetts Equal Rights Act, The Massachusetts Equal Pay Act, The Massachusetts Payment of Wages Act, The Massachusetts Sick Leave Act, The Massachusetts Privacy Statute and/or the Massachusetts Civil Rights Act, The Maryland Fair Employment Practices Act, The Elliott-Larsen Civil Rights Act, The Michigan Persons With Disabilities Civil Rights Act, The Polygraph Protection Act of 1981, The Michigan Whistleblower's Protection Act, The Michigan Internet Privacy Protection Act, The Michigan

Occupational Safety and Health Act, The Bullard-Plawecki Right to Know Act, The Minnesota Human Rights Act, The Minnesota Whistleblower Act, The New Hampshire Law Against Discrimination, The New Jersey Conscientious Employee Protection Act, The New Jersey Family Leave Act, The New Jersey Civil Rights Act, The New Jersey Law Against Discrimination, The New Mexico Human Rights Act, The North Carolina Equal Employment Practices Act, The North Carolina Persons with Disabilities Act, The North Carolina Retaliatory Employment Discrimination Act, The Oregon Revised Statutes chapter 659A, The Oregon Family Medical Leave Act, The Oregon Military Family Leave Act, The Pennsylvania Human Relations Act, The Pennsylvania Whistleblower Act, The Pittsburgh Fair Employment Practices Ordinance, The Pittsburgh Paid Sick Days Act, The Philadelphia Fair Employment Practices Ordinance, The Philadelphia Domestic Violence Leave Act, The Philadelphia Pregnancy Discrimination Act, The Philadelphia Paid Sick Leave Law, The Philadelphia Breast Milk Expression Ordinance, Chapters 21 and 451 of the Texas Labor Code, The Utah Anti-Discrimination Act of 1965, The Vermont Fair Employment Practices Act, The Vermont Parental and Family Leave Act, The Washington Law Against Discrimination (RCW 49.60), The Washington Prohibited Employment Practices Law (RCW 49.44), the anti-retaliation provisions of the Washington Industrial Insurance Act (RCW 51.48) and Washington Industrial Safety and Health Act (RCW 49.17), The Washington Whistleblower Act (RCW 42.40), The Washington Industrial Welfare Act (RCW 49.12), The Washington Agricultural Labor Law (RCW 49.30), The Washington Veterans Employment and Reemployment Act (RCW 73.16), The Washington Military Family Leave Act (RCW 49.77), The Washington Domestic Violence Leave Law (RCW 49.76), The Washington Family Care Act and Parental Leave Law (RCW 49.12), The Washington Little Norris-LaGuardia Act (RCW 49.32), The Washington Fair Credit Reporting Act (RCW 19.182), and The Washington Electronic Privacy Act (RCW 9.73), all as amended, as well as any other federal, state and local discrimination and employment statutes that apply to you.
California Employees: You are releasing all rights under section 1542 of the California Civil Code, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Illinois Employees: By signing this Supplemental Release, you agree that you have read and fully understand this Supplemental Release and have voluntarily entered into this Supplemental Release with full knowledge and understanding that you are expressly waiving valuable rights, including releasing any claims that you have or might have against the Company under the Illinois Human Rights Act (“IHRA”), Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Family and Medical Leave Act and any claims enforced by the IDHR, EEOC, or any other government agency.

Minnesota Employees: You understand and acknowledge that the Supplemental Release of claims under the Minnesota Human Rights Act (MHRA) in this Section does not include a waiver of any claims under the MHRA that may arise after the date you sign this Supplemental Release.

(b)    You acknowledge that your intention in executing this Supplemental Release is that this Supplemental Release shall be effective as a bar to each and every claim specified in Section 1 of this Supplemental Release. You represent that you understand and acknowledge the significance and consequence of the release of legal claims in Section 1 of this Supplemental Release as well as the specific waivers of claims under Section 1542 of the California Civil Code and the Illinois Human Rights Act.

2.    Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967: Since you are 40 years of age or older, you are being informed that you have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) and, if you are employed in Illinois, the Illinois Human Rights Act (“IHRA”), and you agree that:

(a)    in consideration for the Severance Pay and benefits as described in Sections 2(a) – 2(c) of the Agreement, which you are not otherwise entitled to receive, you specifically and voluntarily waive such rights and/or claims under the ADEA, and for Illinois employees, under the IHRA, you might have against the Company Releasees to the extent such rights and/or claims arose on or prior to the date this Supplemental Release was executed;

(b)    you understand that rights or claims under the ADEA (and for Illinois employees, the IHRA) which may arise after the date this Supplemental Release is executed are not waived by you;

(c)    you are advised to consider the terms of this Supplemental Release carefully and consult with or seek advice from an attorney of your choice or any other person of your choosing prior to executing this Supplemental Release; and

(d)    you have carefully read and fully understand all of the provisions of this Supplemental Release, and you knowingly and voluntarily agree to all of the terms set forth in this Supplemental Release.

3.     You have (i) received all compensation due you as a result of services performed for the Company; (ii) reported to the Company any and all work-related injuries or occupational disease incurred by you during your employment; (iii) been properly provided by the Company any leave requested under the FMLA or similar state or local laws and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv) had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other released person or entity; and (v) reported any pending judicial or administrative complaints, claims, or actions against the Company or any other released person or entity. You further acknowledge that you do not have a pending claim of unlawful discrimination; harassment; sexual harassment, abuse, assault, or other criminal conduct; or retaliation.

4.    Revocation: You understand that if you sign this Supplemental Release, you can change your mind and revoke it within seven days, or if you are employed in Minnesota, fifteen days, after signing by following the revocation procedure set forth in Section 10 of the Agreement.
5.    General Provisions: This Supplemental Release along with the Agreement constitute the complete and total agreement between the Company and you with respect to issues addressed in those two documents, except this Supplemental Release shall not in any way affect, modify, or nullify any prior agreement you have entered into with the Company regarding confidentiality, trade secrets, inventions, or unfair competition. You agree that this Supplemental Release shall not be modified, altered, or discharged except by written instrument signed by the General Counsel of the Company. This Agreement and any claims arising out of this Agreement will be governed by and construed in accordance with the laws of the state of Massachusetts without giving effect to the principles of conflicts of laws.
6.    Exceptions and No Interference with Rights: You understand this Supplemental Release does not (i) prevent you from filing a claim under the workers compensation or unemployment compensation statutes; (ii) limit or affect your right to challenge the validity of this Agreement under the ADEA or the Older Worker Benefits Protection Act; (iii) prevent you from filing a charge or complaint or from reporting any allegations of unlawful employment practices or criminal conduct with or from participating in an investigation or proceeding conducted by the EEOC, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency (in Illinois, this includes the Illinois Department of Human Rights (IDHR ), charged with the enforcement of any laws, including providing documents or other information to such agencies; or (iv) prevent you from exercising your rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees, (v) prevent you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its agents, or employees, when you have been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or state legislature; although, by signing this Supplemental Release you are waiving your right to recover any individual relief (including any back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive an award from a government agency (and not the Company) for information provided to the government agency.

        DO NOT SIGN THIS DOCUMENT PRIOR TO YOUR RETIREMENT DATE

AGREED & ACCEPTED

Steven Pietkiewicz

Date Signed

AGREED & ACCEPTED

Margaret Seif

Date Signed
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